                                                                  EXHIBIT (3)(b)

                                   REGULATIONS
                                       OF
                            THE LUBRIZOL CORPORATION


                            MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Company shall be held at the principal office of the Company, or at such other place within or without the State of Ohio as the directors may determine, on the fourth Monday of April of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a majority of the directors acting with or without a meeting, or by shareholders holding fifty percent (50%) or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

Section 3. Notice of Meetings. Written or printed notice of every annual or special meeting of the shareholders stating the time and place and the purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, by mailing the same to his last address appearing on the records of the Company at least seven days before any such meeting. Any shareholder may waive any notice required to be given by law or under these Regulations, and by attendance at any meeting, shall be deemed to have waived notice thereof.

Section 4. Persons Becoming Entitled by Operation of Law of Transfer. Every person who, by operation of law transfer, or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Company shall have been duly given to the person from whom he derives his title to such shares.

Section 5. Quorum and Adjournments. Except as may be otherwise required by law or by the Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Company shall constitute a quorum to hold a shareholders meeting; provided, however, that at any meeting, whether a quorum is present or otherwise, the holders of a majority of the voting shares represented thereat may adjourn from time to time without notice other than by announcement at such meeting.

Section 6. Business to be Conducted at Meetings. At any meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the shareholder proposing such business;

(iii) the class and number of shares of the Company which are beneficially owned by such shareholder; and (iv) any material interest of such shareholder in such business.

         Notwithstanding anything in the Regulations of the Company to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6. The Chairman of the meeting of shareholders may, if the facts warrant determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6, and if he should so determine, any such business shall not be transacted.

                                    DIRECTORS

         Section 7. Number. The number of directors may be determined by the vote of the holders of a majority of the shares of the Company entitled to vote for the election of directors that are represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office, provided that the number of directors shall in no event be fewer than nine (9) nor more than thirteen (13). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors by vote as aforesaid.

         Section 8. Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Company may be made at a meeting of shareholders by or at the direction of the directors, by any nominating committee or person appointed by the directors, or by any shareholder of the Company entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 8. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth: (a) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (or any comparable successor rule or regulation under such Act);and
(b) as to the shareholder giving the notice (i) the name and record address of such shareholder, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this
Section 8.

         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 8, and if he should so determine the defective nomination shall be disregarded.

         Section 9. Classification, Election and Term of Office of Directors. The directors shall be divided into three classes, as nearly equal in number as possible. At the 1985 Annual Meeting of Shareholders, one class of directors shall be elected for a one-year term, one class for a two-year term and one class for a three-year term. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. At such time as the shareholders or directors fix or change the total number of directors comprising the Board of directors, they shall also fix, or determine the adjustment to be made to, the number of directors comprising the three classes of directors, provided, however, that no reduction in the number of directors shall of itself result in the removal of or shorten the term of any incumbent director. In the case of any increase in the number of directors of any class, any additional directors elected to such class shall hold office for a term which shall coincide with the term of such class. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, or removal from office. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting, but unless so requested, such election may be conducted in any way approved at such meeting.

         Section 10. Removal. Except as otherwise provided by law, all the directors, or all the directors of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Company present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called for such purpose.

         Section 11. Vacancies. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Company until such vacancy is filled or until the number of directors is changed as above provided. The remaining directors; though less than a majority of the whole authorized number of directors, may, by a vote of a majority of their number, fill any vacancy for a term ending with the next annual meeting or until a successor is elected and qualified.

         Section 12. Quorum. A majority of the directors in office at the time shall constitute a quorum - provided that any meeting duly called, whether a quorum be present or otherwise, may, by note of a majority of the directors present adjourn from time to time and place to place within or without the State of Ohio without notice other than by announcement at the meeting. At any meeting of the directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present.

         Section 13. Organization Meeting. Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the newly elected directors, if a quorum thereof be present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

         Section 14. Regular Meetings. Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, shall be so provided for.

         Section 15. Special Meetings. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman of the Board, the President, or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than forty-eight (48) hours prior to such meeting; provided, however, that such notice shall be deemed to have been waived by the directors attending such meeting, and may be waived in writing or by telegram by any director either before or after such meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular or special meeting.

         Section 16. Compensation. The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Section 18 hereof, or any combination of salary and attendance fee, provided that no compensation as director shall be paid to any director who is a full-time employee of the Company. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 17. Membership and Organization. (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of not less than three members, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause by note thereof.

         (b) Vacancies occurring in the Committee may be filled by the directors.

         (c) The Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

         Section 18. Meetings. (a) Meeting of the Committee may be held upon notice of the time and place thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members thereof.

         (b) A majority of the members of the Committee shall be necessary for the transaction of any business and at any meeting the Committee may exercise any or all of its powers and any business which shall come before any meeting maybe transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to any action by it taken.

         Section 19. Powers. Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors in the management and control of the business of the Company; provided that the Committee shall not be empowered to declare-dividends, elect officers, nor to fill vacancies among the directors of Executive Committee. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors provided that no rights of any third person shall be affected thereby.

         Section 20. Other Committees. The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 15 and 16 shall be applicable to such other committees.

                                    OFFICERS

         Section 21. Officers Designated. The directors at their organization meeting or at a special meeting held in lieu thereof, shall elect a President, a Secretary, a Treasurer and, in their discretion, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the directors may see fit. The President, the Chairman of the Board and the Vice Chairman of the Board shall be, but the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, or Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         Section 22. Tenure of Office. The officers of the Company shall hold office until the next organization meeting of the directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

         Section 23. Chairman of the Board and President. The Chairman of the Board shall preside at meetings of shareholders and at meetings of directors. The President shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and in the absence of the Chairman of the Board and of the Vice Chairman of the Board shall also preside at meetings of the directors. The directors shall designate either the Chairman of the Board or the President as chief executive officer of the Company. The chief executive officer of the Company shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company, and shall have such other powers and duties as may be prescribed by the directors. During such time as the President or Chairman of the Board, as the case may be, is not the chief executive officer, he shall have such authority and perform such duties as the directors may determine. In case of the absence or disability of the chief executive officer or when circumstances prevent the chief executive officer from acting, the President (if the Chairman of the Board is the chief executive officer) or the Chairman of the Board (if the President is the chief executive officer) shall perform the duties of the chief executive officer.

         Section 24. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

         Section 25. Vice Presidents. The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the chief executive officer. Incase of the absence or disability of the Chairman of the Board and the President or when circumstances prevent them from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the chief executive officer, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations, in the name of the Company shall be coordinate with like powers of the chief executive officer and any such instrument so executed by such Vice Presidents shall be as valid and binding as though executed by the chief executive officer. In case the chief executive officer and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore.

         Section 26. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the directors. He shall keep such records as may be required by the directors, shall have charge of the seal of the Company and shall give all notices of shareholders and directors meetings required by law or by these Regulations, or otherwise, and shall have such other powers and duties as may be prescribed by the directors.

         Section 27. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Company, and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts, and hold the same open for inspection and examination of the directors. On the expiration of this term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Company in his hands. He shall have such other powers and duties as may be prescribed by the directors.

         Section 28. Other Officers. The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the directors may elect, shall have such powers and duties as the directors may prescribe.

         Section 29. Delegation of Duties. The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

         Section 30. Compensation. The directors are authorized to determine or to provide the method of determining the compensation of all officers.

         Section 31. Bond. Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

         Section 32. Signing Checks and Other Instruments. The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         Section 33. Indemnification. The Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suitor proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

                                 CORPORATE SEAL

         Section 34. The corporate seal of this Company shall be circular in form and contain the name of the Company.

                     PROVISIONS IN ARTICLES OF INCORPORATION

         Section 35. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Company (including in such term whenever used in these Regulations all amendments to the Articles of Incorporation in force at the time) and in case of any conflict, the provisions in the Articles of Incorporation shall govern.

                                   AMENDMENTS

         Section 36. Amendments. (a) These Regulations may be altered, changed or amended in any respect or superseded by new Regulations, in whole or in part, by the affirmative vote of the holders of a majority of the shares of the Company present in person or by proxy and entitled to vote thereon, at an annual or special meeting duly called for such purpose.

         (b) Notwithstanding the provisions of Section 36(a) hereof and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 7, 9 or 10 of these Regulations shall require the affirmative vote, at an annual or special meeting duly called for such purpose, of the holders of shares representing at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Company, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Board of Directors of the Company then in office, in which event the provisions of Section 36(a) hereof shall apply.